EXHIBIT 16.1


Crowe
                                                10 West Broad Street, Suite 1700
Crowe Chizek and Company LLC                    Columbus, Ohio  43215-3713
Member Horwath International                    Tel 614.469.0001
                                                Fax 614.365.2222
                                                www.crowechizek.com




January 25, 2005


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read Item 4.01(a) included in the Form 8-K dated January 25, 2005, of Emclaire Financial Corp. filed with the Securities and Exchange Commission and we are in agreement with the statements contained therein.

Very truly yours,

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Cc:   Shelly L. Rhoades
      Principal Financial Officer/Treasurer